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                                                                   EXHIBIT 23.2a

                         Independent Auditors' Consent

The Board of Directors
Riva Bancshares, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading, "Summary Selected Consolidated Financial Data," "Selected Consolidated Financial Data", and "Experts" in the prospectus.


                                                    /s/ KPMG LLP


St. Louis, Missouri
August 2, 1999